UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) January 11, 2021

MEDMEN ENTERPRISES INC
(Exact Name of Registrant as Specified in Its Charter)

British Columbia

(State or Other Jurisdiction of Incorporation)

000-56199	98-1431779
(Commission File Number)	(IRS Employer Identification No.)

10115 Jefferson Boulevard, Culver City, CA	90232
(Address of Principal Executive Offices)	(Zip Code)

(424) 330-2082

(Registrant’s Telephone Number, Including Area Code)

________________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On January 11, 2021, MedMen Enterprises Inc. (the “Company”) entered into a Third Amended and Restated Securities Purchase Agreement (the “Third Restatement”) to the secured convertible credit facility (the “GGP Facility”) led by funds affiliated with Gotham Green Partners (“GGP” and, collectively, the “Lenders”) pursuant to which the Company received an additional advance of $10.0 million evidenced by the issuance of senior secured convertible notes (the “Notes”) with a conversion price of $0.1608 per Class B Subordinate Voting Share (a "Share"). In connection with the Third Restatement, the Company paid a fee to the Lenders of $937,127, which amount is also evidenced by the issuance of senior secured convertible notes with a conversion price of $0.1608 per Share (the “Restatement Fee Notes”). The Company also issued to the Lenders 62,174,567 share purchase warrants exercisable for five years at a purchase price of $0.1608 per Share (the “Warrants”). The Notes, Restatement Fee Notes and Warrants include down round adjustment provisions, with certain exceptions, if the Company issues securities at a lower price.

Pursuant to the terms of the Third Restatement, of the $168.1 million senior secured convertible notes outstanding prior to Tranche 4 and the Incremental Advances thereunder (including paid-in-kind interest accrued on such notes), the conversion price of $47.1 million of the notes was changed to $0.17 per Share ($16.8 million of which will continue to be subject to down round adjustment provisions), and the Company cancelled an aggregate of 2,160,507 share purchase warrants that were issued with such notes and, in exchange, issued 41,967,832 share purchase warrants with an exercise price of $0.1608 per Share (the “Replacement Warrants”).

The GGP Facility includes certain negative covenants, including restrictions on incurring liens and debt, sale of assets, conducting mergers, investments and affiliate transactions and making certain payments. The GGP Facility was also amended to, among other things, modify the minimum liquidity covenant, which extends the period during which it is waived from December 31, 2020 to June 30, 2021, reset the minimum liquidity threshold to $7.5 million effective on July 1, 2021 through December 31, 2021, and $15.0 million thereafter, and waiver of the minimum liquidity covenant if the Company is current on cash interest. Furthermore, covenants with regards to non-operating leases, capital expenditures and corporate SG&A will now be tied to a board of directors approved budget.

Certain events are considered events of default, which may result in the accelerated maturity of the amounts outstanding or an increase in the interest rate under the GGP Facility, including but not limited to: failure to pay any amounts owed to the Lenders, failure to comply with covenants, the filing of certain judgements and liens against the Company, filing of bankruptcy, prohibition by a governmental authority to conduct the Company’s material business or a material adverse change to business, loss of a cannabis license that results in a material adverse effect, default under any material agreement, a change of control, or de-listing from a securities stock exchange.

As a result of issuances of convertible debentures pursuant to the Company’s unsecured convertible debenture facility entered into on September 16, 2020, under the terms of the GGP Facility (prior to the Third Restatement), the conversion prices of a total of approximately $63.9 million senior secured convertible notes and the exercise prices of 130,804,447 warrants were reduced to $0.1529 per Share. As of January 11, 2021, as a result of the Third Restatement and the price adjustment of the senior secured convertible notes and warrants, an aggregate of 1,332,311,349 Shares are issuable upon conversion and exercise of the senior secured convertible notes (including accrued interest) and warrants outstanding under the GGP Facility.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information regarding the Third Restatement of the GGP Facility executed on January 11, 2021 set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

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Item 3.02 Unregistered Sales of Equity Securities.

The applicable information regarding the Third Restatement of the GGP Facility and the issuance on January 11, 2021 of the Notes, Restatement Fee Notes, Warrants and Replacement Warrants set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.02. The securities were issued and sold in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the "Securities Act"), and Regulation D promulgated thereunder. Each of the investors has represented to the Company, among other things, that it is an "accredited investor" (as such term is defined in Rule 501(a) of Regulation D under the Securities Act). The offer and sale of the senior secured convertible notes and warrants and the Shares issuable upon conversion or exercise thereof, as applicable, if any, have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 7.01 Regulation FD Disclosure.

On January 12, 2021, the Company issued a press release regarding the Third Restatement of the GGP Facility. The press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is hereby furnished pursuant to this Item 7.01. The information disclosed under this Item 7.01, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01 Other Events.

On July 1, 2020, as reported in the Company’s Quarterly Report on Form 10-Q for the period ended September 26, 2020, the Company executed definitive agreements, which were amended and restated on October 30, 2020, to sell all outstanding membership interests in MME Evanston Retail, LLC (the “Evanston Sale Agreement”), which owns the retail store located in Evanston, Illinois, for total consideration of $20.0 million. During the first quarter of fiscal 2021, the Company received $10.0 million of the total consideration. During the second quarter of fiscal 2021, the Company received $8.0 million of the total consideration, which, pursuant to the lender and landlord support agreements entered into during the first quarter of fiscal 2021, was used to paydown amounts outstanding under the GGP Facility. The final payment of $2.0 million to be received pursuant to the Evanston Sale Agreement will be used to paydown amounts outstanding under the GGP Facility.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Exhibit
99.1	Press release dated January 12, 2021

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDMEN ENTERPRISES INC

Date: January 15, 2021	By:	/s/ Reece Fulgham
	Name:	Reece Fulgham
	Title:	Interim Chief Financial Officer

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